Exhibit o (i) under Form N-1A
                                                      Exhibit 24 under Item
                                                               601/Reg. S-K


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of WESMARK FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                               TITLE
 DATE
-------------------
---------                                      --------
John F. Donahue /s/                     Chairman and Trustee (Chief
May 31, 2001
John F. Donahue                         Executive Officer)


Peter J. Germain  /s/                  President and Treasurer
May 31, 2001
Peter J. Germain                       and Trustee

J. Christopher Donahue /s/            Executive Vice
May 31, 2001
J. Christopher Donahue                 President and Trustee

Richard J. Thomas /s/          Treasurer (Principal
Richard J. Thomas              Financial and Accounting Officer)

Thomas G. Bigley /s/                    Trustee
May 31, 2001
Thomas G. Bigley

John T Conroy, Jr. /s/                        Trustee
May 31, 2001
John T. Conroy, Jr.

Nicholas P. Constantakis /s/   Trustee                        May 31, 2001
Nicholas P. Constantakis

John F. Cunningham /s/ Trustee                        May 31, 2001
John F. Cunningham

Lawrence D. Ellis , M.D. /s/          Trustee
May 31, 2001
Lawrence D. Ellis, M.D.

Peter E. Madden /s/                     Trustee
May 31, 2001
Peter E. Madden

Charles F. Mansfield, Jr. /s/  Trustee                        May 31, 2001
Charles F. Mansfield, Jr.


John E. Murray, Jr. /s/                       Trustee
May 31, 2001
John E. Murray, Jr.

Marjorie P. Smuts /s/                   Trustee
May 31, 2001
Marjorie P. Smuts

John S. Walsh /s/              Trustee                        May 31, 2001
John S. Walsh


Sworn to and subscribed before me this 31st day of May, 2001.

Janice L. Vandenberg /s/
Janice L. Vandenberg

Notarial Seal

Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries